                                                          Exhibit 10.2

Purchase and Sales Contract
Seller: Shandong Yongchuntang Biologic Science & Technology Co., Ltd.(hereinafter Party A)
Contract No.: 20100219
Signing Site: Sishui County, Shandong Province
Signing Date: 19 February 2010
Buyer: Shandong Spring Medicine Co., Ltd. (hereinafter Party B)
I. By virtue of the friendly cooperation, mutual development and mutual benefit and after full consultations and negotiations, Party A and Party B reached the following agreements. Therefore, both parties draw up this contract and conclude it.
II. Product Name, Model & Unit Price
Product Name	Specification mode	Unit of measurement	Unit price	Remark
Drug magnetic pillow	1×1	Set	39.00
Health ginkgo tea	1×40	Box	9.02
Ginkgo tea	1×20	Box	4.50
Health-ganoderma capsule	1×80	Box	28.00
Protein essence capsule	1×80	Box	28.00
Essence of Chinese wolfberry-capsule	1×120	Box	20.00
Bitter gourd capsule	1×8 boxes	Box	20.00
Active calcium	1×60 tablets/box	Box	9.00
Cactus Kangyuan tablets	1×200	Box	20.00
Lvbao spirulina tablets	1×200	Box	18.00
III. Quality standard: in compliance with the enterprise standard approved by the local technical supervision.
III. Mode of delivery: Party B picks up the goods from the warehouse of Party A.
IV. The outer packaging is canton box and the packing materials are not recyclable. The charges of the packing are borne by Party A.
V. Acceptance standard, method and the time limit for objection: The acceptance of the goods will be conducted in the warehouse of Party A. The objections can be raised within six months.

Exhibit 10.2

VI. Terms of payment and the time limit: The terms of payment is that both parties settle the payment for goods based on the certified bill of lading at the end of every month. For the balance payment which are not settled, Party B will charge a penalty at 3‰ from the first day of the next month.
VII. The way to settle the dispute of contract: Any issue not specified in this contract shall be settled through friendly negotiation. In case no settlement is reached, this dispute shall be settled in the court or the arbitral organization where Party A is located.
VIII. This contract will be valid from 1 March 2010 to 28 February 2015.
IX. This contract is made in two copies. Each party keeps one.

The seller: Name of company(seal): Address of company: Legal representative: Authorized representative: Tel: Bank of deposit: Account: Postcode:	The buyer: Name of company(seal): Address of company: Legal representative: Authorized representative: Tel: Bank of deposit: Account: Postcode:

Special seal for contract of Shandong Yongchuntang Biologic Science & Technology Co., Ltd.

Special seal for contract of Shandong Spring Medicine Co., Ltd.